UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2014
_______________________

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 20, 2014, the Board of Directors of Meritage Homes Corporation (the “Company”) amended and restated the Company’s bylaws to adopt a customary majority voting standard for the election of directors. Previously the Company’s bylaws provided for a plurality voting standard. Article I, Section 7 of the Company’s Amended and Restated Bylaws was amended and restated in its entirety as follows:
Voting.
At any meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast shall be sufficient to authorize action upon all matters which may properly come before the meeting, including the election of directors, unless more than a majority of votes cast is required by statute or by the Charter or these Bylaws. Notwithstanding the previous sentence, directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected if the number of director candidates nominated for election at such meeting exceeds the number of directors to be elected due to a stockholder nomination of a candidate for election in a notice submitted in accordance with Article I, Section 13 of these Bylaws unless, on or before the seventh business day prior to the date that the Corporation files with the Securities and Exchange Commission its definitive proxy statement relating to such meeting (regardless of whether thereafter revised or supplemented), such notice has been (a) withdrawn in writing to the Secretary of the Corporation, (b) determined by the Board of Directors (or a committee thereof) pursuant to the Bylaws, or, if challenged in court, by a final court order, not to be a valid and effective notice of nomination, or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.
Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For the purpose of determining the number of votes cast, abstentions shall be excluded unless otherwise required by statute or by the Charter or these Bylaws. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of stockholders.
No other changes were made to the Company’s Amended and Restated Bylaws as in effect at the time of the above amendment. The Company’s Amended and Restated Bylaws reflecting this change are filed herewith as Exhibit 3.1.

In addition, the Company revised its Corporate Governance Principles and Practices to require that any nominee for director who is an incumbent director but who is not elected by the vote required in the bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board of Directors accept any resignation offer, the Nominating and Corporate Governance Committee will be entitled to consider all factors believed relevant by the Nominating and Corporate Governance Committee’s members. The Board of Directors will act on the Nominating and Corporate Governance

Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board of Directors will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the Board of Directors accepts a director’s resignation offer pursuant to its process, the Nominating and Corporate Governance Committee will recommend to the Board of Directors and the Board of Directors will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the Nominating and Corporate Governance Committee or the Board of Directors with respect to his or her own resignation.

The Company’s revised Corporate Governance Principles and Practices reflecting this resignation policy is located on the Company’s website at www.meritagehomes.com.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014

MERITAGE HOMES CORPORATION

/s/	C. Timothy White
By:	C. Timothy White
Executive Vice President and General Counsel